UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2025

HEARTSCIENCES INC.

(Exact name of Registrant as Specified in Its Charter)

Texas	001-41422	26-1344466
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Reserve Street, Suite 360
Southlake, Texas		76092
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 682 237-7781

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HSCS	The Nasdaq Stock Market LLC
Warrants	HSCSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information described under Item 8.01 below is incorporated by reference in this Item 3.01.

Item 8.01 Other Events.

As disclosed in HeartSciences Inc.’s (the “Company”) Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 21, 2025 (the “Original 8-K”), the Company previously received a letter from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with the requirements of Nasdaq Listing Rule 5550(b)(1) (the “Rule”), which requires companies listed on The Nasdaq Capital Market to maintain a minimum of $2.5 million in stockholders’ equity (the “Minimum Stockholders’ Equity Requirement”), and the Company did not otherwise meet the alternative requirements of market value of listed securities or net income from continuing operations, for continued listing on The Nasdaq Capital Market.

The Company has timely submitted with Nasdaq a specific plan to regain and sustain compliance with the Rule. Based on the Company’s submission, the Staff has determined to grant the Company an extension of time to regain compliance with the Rule. Pursuant to the terms of the extension, on or before September 15, 2025, the Company must complete one or more transactions described in such plan and provide Nasdaq with required evidence of compliance with the Rule. If the Company fails to evidence compliance upon filing its Quarterly Report on Form 10-Q for the quarter ending October 31, 2025 with the SEC and Nasdaq, the Company may be subject to delisting. In the event the Company does not satisfy these terms, the Staff will provide written notification that the Company’s securities will be delisted. In the event the Company fails to regain compliance within the plan by such deadline, the Company would have the right to a hearing before an independent Nasdaq Hearing Panel. The hearing request would stay any suspension or delisting action pending the conclusion of the hearing process and the expiration of any additional extension period granted by the panel following the hearing.

The Company intends to take all reasonable measures available to regain compliance under the Nasdaq Listing Rules and remain listed on Nasdaq. While there can be no assurance that the Company will be able to regain compliance with all applicable Nasdaq continued listing requirements, the Company continues to implement various steps taken to date, and is evaluating its available options, to resolve the deficiency and regain compliance with the Minimum Stockholders’ Equity Requirement as soon as possible by the above referenced deadline.

If trading in the Company’s common stock is suspended on Nasdaq or the Company’s common stock is delisted by Nasdaq for any reason, it could negatively impact the Company as it would likely reduce the liquidity and market price of its common stock, reduce the number of investors willing to hold or acquire the common stock, negatively impact the Company’s ability to access equity markets and obtain financing, and impair the Company’s ability to provide equity incentives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEART TEST LABORATORIES, INC.

Date:	May 19, 2025	By:	/s/ Andrew Simpson
		Name: Title:	Andrew Simpson President, Chief Executive Officer and Chairman of the Board of Directors